EXHIBIT (G)(21)


                                NOT FOR PUBLICATION

                          UNITED STATES COURT OF APPEALS

                               FOR THE NINTH CIRCUIT


         HILTON HOTELS CORPORATION; and          )   No. 97-15702
         HLT CORPORATION,                        )
                                                 )   D.C. No. CV 97-95-PMP
                   Plaintiffs/Counter-Defendants/)
                   Appellants,                   )
                                                 )
         vs.                                     )
                                                 )
         ITT CORPORATION,                        )   MEMORANDUM*
                                                 )
                   Defendant/Counter-Claimant/   )
                   Appellee.                     )
                                                 )

                   Appeal from the United States District Court
                            for the District of Nevada
                     Philip M. Pro, District Judge, Presiding

                            Submitted June 19, 1997**

         Before:   GOODWIN, SCHROEDER and TASHIMA, Circuit Judges


              This preliminary injunction appeal comes to us for review

         under Ninth Circuit Rule 3-3.  We have jurisdiction under 28

         U.S.C. Section 1292(a)(1), and we affirm.


         _____________________
         * This disposition is not appropriate for publication and may not be cited to or by the courts of this circuit except as provided by Ninth Cir. R. 36-3.

         **   The panel unanimously agrees that this case is appropriate for submission without oral argument pursuant to Fed. R. App.
         P. 34(a) and Ninth Cir. R. 34-4. Accordingly, appellants' re-quest for oral argument is denied.






              Our inquiry is limited to whether the district court has

         abused its discretion in denying the preliminary injunction, or has based its decision on an erroneous legal standard.  See

         Does 1-5 v. Chandler, 83 F.3d 1150, 1152 (9th Cir. 1996).  The

         record before us shows that the district court did not rely upon an erroneous legal premise or abuse its discretion in con-

         cluding that appellants' showing of probable success on the merits was insufficient to warrant preliminary injunctive re-

         lief.  See id.

              Accordingly, the district court's denial of a preliminary

         injunction is AFFIRMED.*

























         _____________________
         * Appellants' motion to file a corrected brief is granted. The Clerk shall file the corrected brief received on April 29, 1997.